UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Illinois, Suite 800
Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 17, 2007, the Board of Directors of Basic Energy Services, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”) in order to comply with changes to Rule 501 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Rule 501 requires that, on or before January 1, 2008, all securities listed on the NYSE, such as the Company’s common stock, must be eligible for participation in a direct registration system operated by a clearing agency, as defined in Section 3(a)(23) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is registered with the Securities and Exchange Commission pursuant to Section 17A(b)(2) of the Exchange Act. A direct registration program permits a stockholder’s ownership to be recorded and maintained in the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate. Neither the new NYSE rules nor the changes to Sections 7.1 and 7.5 of the Bylaws require the Company to eliminate physical stock certificates.
     No other changes were made to the Bylaws. The foregoing description of this item is qualified in its entirety by reference to the full text of the Bylaws, as amended, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.
     The Amended and Restated Bylaws are effective as of December 17, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amended and Restated Bylaws of Basic Energy Services, Inc. effective as of December 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: December 17, 2007	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Basic Energy Services, Inc. effective as of December 17, 2007.